Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares First Quarter 2020 Dividend of $0.41 per Share and Announces December 31, 2019 Financial Results

BOSTON — February 26, 2020 — Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company” ) (NYSE: BCSF) today announced that its Board of Directors has declared a dividend of $0.41 per share for the first quarter of 2020 and announced its financial results for the fourth quarter and year ended December 31, 2019.

“Our positive results reflect an active quarter which included originating $341.4 million of new investments in 36 portfolio companies across 18 different industries,” said Michael Ewald, President and Chief Executive Officer of BCSF. “We are also pleased to have recently closed on an amendment and extension of our credit facilities which is consistent with our focus on identifying attractive opportunities to increase shareholder value while continuing to grow our portfolio in a disciplined manner where we have strong lender controls.”

QUARTERLY HIGHLIGHTS

•	The Company announced a dividend of $0.41 per share for the first quarter of 2020 payable to shareholders of record as of March 31, 2020 (1).
•	Net investment income for the quarter ended December 31, 2019 was $21.3 million or $0.41 per share, as compared to $21.2 million or $0.41 per share for the quarter ended September 30, 2019.
•	Net income for the quarter ended December 31, 2019 was $21.4 million or $0.41 per share, as compared to $18.2 million or $0.35 per share for the quarter ended September 30, 2019.
•	Net asset value per share was $19.72 as of December 31, 2019, an increase from $19.71 as of September 30, 2019.
•	On January 8, 2020, the Company entered into an amended and restated credit agreement (the “Amendment”) of its BCSF Revolving Credit Facility with Goldman Sachs Bank USA, as Sole Lead Arranger, Syndication Agent and Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent and Collateral Custodian (collectively, the “Credit Facility Parties”), which amended and restated the terms of the Existing Credit Facility. The Amendment amends the Existing Credit Facility to, among other things, modify various financial covenants, including removing a liquidity covenant and adding a net asset value covenant with respect to the Company, as sponsor.
•	On January 29, 2020, the Company entered into an amended and restated loan and security agreement (the “JPM Credit Agreement” or the “JPM Credit Facility”) as Borrower, with JPMorgan Chase Bank, National Association, as Administrative Agent, and Wells Fargo Bank, National Association as Collateral Administrator, Collateral Agent, Securities Intermediary and Bank. The Amended and Restated Loan and Security Agreement amends the Existing Loan and Security Agreement to, among other things, (1) decrease the financing limit under the agreement from $666.6 million to $500.0 million; (2) decrease the minimum facility amount from $466.6 million to $300.0 million period from January 29, 2020 to July 29, 2020 (the minimum facility amount will increase to $350.0 million after July 29, 2020 until the end of the reinvestment period); (3) decrease the interest rate on financing from 2.75% per annum over the applicable London Interbank Offered Rate (“LIBOR”) to 2.375% per annum over the applicable LIBOR; (4) extend the scheduled termination date of the agreement from November 29, 2022 to January 29, 2025; and (5) increase the advance rate from 62.5% to 63.5%.

Selected Financial Highlights

(dollar amounts in thousands)	Q4 2019	Q3 2019
Net investment income per share	$0.41	$0.41
Net investment income	$21,292	$21,175
Earnings per share	$0.41	$0.35
Dividends declared and payable	$0.41	$0.41

	As of December 31,	As of September 30,
(dollar amounts in thousands)	2019	2019
Total fair value of investments	$2,527,055	$2,506,734
Total assets	$2,645,554	$2,727,462
Total net assets	$1,018,400	$1,018,225
Net asset value per share	$19.72	$19.71

PORTFOLIO AND INVESTMENT ACTIVITY

•	For the three months ended December 31, 2019, BCSF invested $341.4 million in 36 portfolio companies across 18 different industries. BCSF had $333.5 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $7.9 million.

(dollar amounts in millions)	Q4 2019	Q3 2019
Investment Fundings	$341.4	$274.8
Sales and Repayments	333.5	184.2
Net Investment Activity	7.9	90.6

•	As of December 31, 2019, the Company’s investment portfolio had a fair value of $2,527.1 million.
•	As of December 31, 2019 the investment portfolio based on fair value consisted of:

Investment Portfolio at FV	$ in Millions	% of Total
First lien senior secured	$2,165.9	85.7%
First lien last out	29.3	1.2
Second lien senior secured	175.7	7.0
Subordinated debt	15.0	0.5
Corporate bonds	17.5	0.7
Equity interest	99.3	3.9
Preferred equity	24.3	1.0
Warrants	0.1	0.0
Total	$2,527.1	100.0%

•	As of December 31, 2019, the weighted average yield on the investment portfolio at amortized cost and fair value was 7.8% (2) and 99.0% of total investments at fair value were in floating rate securities.
•	As of December 31, 2019, there was one portfolio company on non-accrual status.

FOURTH QUARTER 2019 OPERATING RESULTS

•	For the three months ended December 31, 2019 and September 30, 2019, total investment income was $54.8 million and $52.7 million, respectively.
•	Total expenses before taxes for the three months ended December 31, 2019 and September 30, 2019, were $33.5 million and $31.5 million, respectively.
•	Net investment income after taxes for the three months ended December 31, 2019 and September 30, 2019 was $21.3 or $0.41 per share and $21.2 million or $0.41 per share, respectively.
•	Net increase in net assets resulting from operations for the three months ended December 31, 2019 was $21.3 million, or $0.41 per share.

CAPITAL and LIQUIDITY

•	At December 31, 2019, BCSF had cash and cash equivalents and foreign cash of $37.3 million.
•	BCSF had total principal debt outstanding of $1,579.2 million including $268.0 million outstanding in the Company’s revolving credit facility with Goldman Sachs Bank USA (the “BCSF Revolving Credit Facility”), $546.7 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, and $398.8 million outstanding of the 2019-1 Debt.
•	Undrawn capacity in our BCSF Revolving Credit Facility totaled $232.0 million, and undrawn capacity in our JPM Credit Facility totaled $119.8 million as of December 31, 2019.
•	For the three months ended December 31, 2019, the weighted average interest rate on debt outstanding was 4.5%.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on February 27, 2020. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-407-4018
•	International: 1-201-689-8471
•	Conference ID: 13697794

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 5, 2020 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 13697794

ENDNOTES

(1)	The $0.41 per share dividend is payable on April 30, 2020 to holders of record as of March 31, 2020.
(2)	Information through December 31, 2019. Weighted average yields are computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities, divided by (b) the total relevant investments at amortized cost or at fair value, as applicable.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	December 31, 2019	December 31, 2018
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,416,854 and $1,449,749, respectively)	$2,403,250	$1,422,837
Non-controlled/affiliate investment (amortized cost of $6,720 and $6,720, respectively)	6,720	6,720
Controlled affiliate investment (amortized cost of $113,689 and $296,648, respectively)	117,085	298,249
Cash and cash equivalents	36,531	14,693
Foreign cash (cost of $854 and $589, respectively)	810	591
Restricted cash and cash equivalents	31,505	17,987
Collateral on forward currency exchange contracts	-	4
Deferred financing costs	3,182	4,018
Interest receivable on investments	22,482	6,249
Prepaid insurance	-	1
Receivable for sales and paydowns of investments	21,994	1,634
Unrealized appreciation on forward currency exchange contracts	1,034	9,322
Dividend receivable	961	8,709
Total Assets	$2,645,554	$1,791,014

Liabilities
Debt (net of unamortized debt issuance costs of $4,584 and $2,040, respectively)	$1,574,635	$634,925
Offering costs payable	-	1,820
Interest payable	15,534	4,835
Payable for investments purchased	293	119,166
Collateral payable on forward currency exchange contracts	331	-
Unrealized depreciation on forward currency exchange contracts	1,252	-
Base management fee payable	7,265	2,950
Incentive fee payable	4,513	3,300
Accounts payable and accrued expenses	2,155	1,281
Distributions payable	21,176	21,108
Total Liabilities	1,627,154	789,385
Commitments and Contingencies (See Note 11)

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,649,812 and 51,482,137 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	52	51
Paid in capital in excess of par value	1,038,343	1,034,255
Total distributable earnings (loss)	(19,995)	(32,677)
Total Net Assets	1,018,400	1,001,629
Total Liabilities and Total Net assets	$2,645,554	$1,791,014
Net asset value per share	$19.72	$19.46

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Year Ended December	For the Year Ended December	For the Year Ended December
	2019	2018	2017
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$178,586	$73,049	$24,380
Dividend income	62	-	-
Other income	805	545	129
Total investment income from non-controlled/non-affiliate investments	179,453	73,594	24,509

Investment income from controlled affiliate investments:
Interest from investments	1,809	314	55
Dividend income	16,679	25,386	-
Other income	4	-	41
Total investment income from controlled affiliate investments	18,492	25,700	96
Total investment income	197,945	99,294	24,605
Expenses
Interest and debt financing expenses	66,330	24,011	3,615
Amortization of deferred offering costs	-	-	330
Base management fee	32,702	17,544	5,898
Incentive fee	17,418	8,670	764
Professional fees	2,297	2,639	1,777
Directors fees	546	278	275
Other general and administrative expenses	4,772	902	686
Total expenses before fee waivers	124,065	54,044	13,345
Base management fee waiver	(8,242)	(8,772)	(2,949)
Incentive fee waiver	(2,745)	(1,908)	-
Total expenses, net of fee waivers	113,078	43,364	10,396
Net investment income before taxes	84,867	55,930	14,209
Excise tax expense	-	-	5
Net investment income	84,867	55,930	14,204
Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(3,487)	(3,345)	55
Net realized gain on controlled affiliate investments	265	-	-
Net realized gain (loss) on foreign currency transactions	(36)	(489)	115
Net realized gain (loss) on forward currency exchange contracts	11,043	(2,651)	(222)
Net change in unrealized appreciation (depreciation) on foreign currency translation	(130)	-	28
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(9,540)	12,826	(3,505)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	13,308	(36,334)	7,732
Net change in unrealized appreciation on controlled affiliate investments	1,795	708	893
Total net gains (losses)	13,218	(29,285)	5,096
Net increase in net assets resulting from operations	$98,085	$26,645	$19,300

Per Common Share Data
Basic and diluted net investment income per common share	$1.64	$1.45	$0.73
Basic and diluted increase in net assets resulting from operations per common share	$1.90	$0.69	$0.99
Basic and diluted weighted average common shares outstanding	51,603,415	38,567,001	19,548,037

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through December 31, 2019, BCSF has invested approximately $3,546.4 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com